UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025 (August 19, 2025)

HCM III Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42774	98-1854444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 330

Stamford, CT 06902

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 930-2200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one Redeemable Warrant	HCMAU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	HCMA	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one Class ordinary share at a price of $11.50 per share	HCMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Advisory Agreement

On July 31, 2025, the Company entered into an advisory agreement (the “Advisory Agreement”) with Zenith Securities, LLC (“Zenith”), an affiliate of a passive member of the Company’s sponsor, pursuant to which Zenith is to provide consulting and advisory services in connection with the Company’s initial public offering and initial business combination. Under the Advisory Agreement, Zenith’s fee is equal to 0.20% of the aggregate proceeds of the Company’s initial public offering (excluding the proceeds of the exercise of the overallotment option) net of underwriter’s out-of-pocket expenses (the “Advisor IPO Fee”). Also under the Advisory Agreement, the Company engaged Zenith as an advisor in connection with the initial Business Combination for which it earned an advisory fee of 0.45% of the proceeds of the Initial Public Offering (including proceeds from the overallotment option), net of underwriter’s out-of-pocket expenses (the “Advisor IBC Fee”). The Advisor IBC Fee and any portion of the aggregate 0.65% Advisor Fee attributable to the exercise of the overallotment option will be payable at the closing of the Company’s initial Business Combination. The parties have agreed that the underwriter in the Company’s initial public offering will reimburse the Company for these expenses.

Item 8.01 Other Events

On August 4, 2025, HCM III Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 25,300,000 units, including 3,300,000 units issued pursuant to the full exercise by the underwriter of its over-allotment option (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (“Class A Ordinary Shares”), and one-third of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per Unit.

On August 1, 2025, simultaneously with the consummation of the IPO the Company completed the private sale (the “Private Placement”) of an aggregate of 4,266,667 warrants (the “Private Placement Warrants”) to HCM Investor Holdings III, LLC (the “Sponsor”) and Cantor Fitzgerald & Co. at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $6,400,000.

A total of $253,000,000 of the proceeds from the IPO (which amount includes $12,045,000 of the underwriter’s deferred discount) was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company acting as trustee.

An audited balance sheet as of August 4, 2025, reflecting receipt of the proceeds from the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Advisory Agreement
99.1	Audited Balance Sheet as of August 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCM III Acquisition Corp.

	By:	/s/ Shawn Matthews
	Name:	Shawn Matthews
	Title:	Chairman and Chief Executive Officer

Dated: August 19, 2025

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